UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Schweitzer-Mauduit
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 15, 2007

Wayne H. Deitrich
Chairman of the Board and
Chief Executive Officer

TO OUR STOCKHOLDERS:

On behalf of the Board of Directors and management of Schweitzer-Mauduit International, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on Thursday, April 26, 2007 at 11:00 a.m. at the Corporation’s corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia.

At the Annual Meeting, stockholders will be asked to elect 2 directors for a 3-year term. The Corporation’s Board of Directors recommends unanimously that you vote in favor of this proposal, which is more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking and dating the enclosed proxy card. But, if you wish to vote in accordance with the directors’ recommendation, all you need do is sign and date the card.

Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

If you plan to attend the meeting, please check the card in the space provided. This will assist us with meeting preparations and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

Sincerely,

WAYNE H. DEITRICH

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 26, 2007

The Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. will be held at the Corporation’s corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia, on Thursday, April 26, 2007 at 11:00 a.m. for the following purposes:

1.                To elect 2 directors for a 3-year term to expire at the 2010 Annual Meeting of Stockholders; and

2.                To transact such other business as may properly be brought before the meeting or any adjournment thereof.

You may vote all shares that you own as of March 1, 2007, which is the record date for the Annual Meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed business reply envelope. No postage is required if mailed in the United States.

JOHN W. RUMELY, Jr.
Secretary and General Counsel
March 15, 2007

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

100 North Point Center East, Suite 600

Alpharetta, Georgia 30022-8246

PROXY STATEMENT

INTRODUCTION

This Proxy Statement and the accompanying proxy card are furnished to the stockholders of Schweitzer-Mauduit International, Inc., a Delaware corporation (the “Corporation”), in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Stockholders to be held on April 26, 2007 (“Annual Meeting”) and at any adjournment thereof. Proxies in the accompanying form, properly signed and received in time for the meeting, will be voted as instructed. If no instructions are given, proxies will be voted for the election of the 2 directors nominated for election. Any proxy may be revoked by the stockholder granting it at any time before it is voted by delivering to the Secretary of the Corporation another signed proxy card, or a signed document revoking the earlier proxy or by attending the meeting and voting in person. The Corporation intends to mail this Proxy Statement and proxy card, together with the 2006 Annual Report to Stockholders, on or about March 15, 2007.

Each stockholder of record at the close of business on March 1, 2007 will be entitled to 1 vote for each share registered in such stockholder’s name. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. As of March 1, 2007, there were 15,615,110 shares outstanding of the Corporation’s common stock, par value $0.10 per share (the “Common Stock”).

The Corporation will pay the entire cost of the proxy solicitation. The Corporation has retained American Stock Transfer & Trust Company, the Corporation’s transfer agent, to aid in the solicitation of proxies. Proxy solicitation services on routine proxy matters are included in the fees paid to American Stock Transfer & Trust Company to act as the Corporation’s stock transfer agent and registrar. Only reasonable out-of-pocket expenses on proxy solicitation services are charged separately. The Corporation will reimburse brokers, fiduciaries and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, directors, officers and employees of the Corporation may solicit proxies in person, by telephone or by other means of communication.

If a stockholder is a participant in the Schweitzer-Mauduit International, Inc. Retirement Savings Plan (“Plan”), the proxy card represents the number of full shares of Common Stock held for the benefit of the participant in the Plan as well as any shares of Common Stock registered in the participant’s name. Thus, a proxy card for such a participant grants a proxy for shares registered in the participant’s name and serves as a voting instruction for the trustee of the Plan for the account in the participant’s name. Information as to the voting instructions given by individuals who are participants in the Plan will not be disclosed to the Corporation.

Pursuant to Section 216 of the Delaware General Corporation Law and the Corporation’s By-Laws, a quorum for the Annual Meeting will be a majority of the issued and outstanding shares of the Corporation’s Common Stock, present in person or represented by proxy. Directors shall be elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. In all matters other than the election of directors that are presented for action at the Annual Meeting, the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders.

NOMINATION OF DIRECTORS

Directors may be nominated by the Board of Directors or by stockholders in accordance with the By-Laws of the Corporation. The Nominating & Governance Committee identifies potential candidates and reviews all proposed nominees for the Board of Directors, including those proposed by stockholders. The candidate review process includes an assessment of the person’s judgment, experience, independence, understanding of the Corporation’s business or other related industries, commitment and availability to prepare for and attend Board and Board Standing Committee meetings and such other factors as the Nominating & Governance Committee determines are relevant in light of the needs of the Board of Directors and the Corporation. The Nominating & Governance Committee selects qualified candidates and presents them to the full Board of Directors, which body decides whether to invite the candidate to be a nominee for election to the Board of Directors. The Nominating & Governance Committee Charter authorizes the Nominating & Governance Committee to retain such outside experts as it deems necessary and appropriate to assist it in the execution of its duties.

Any stockholder of record entitled to vote generally in the election of directors may submit a candidate for consideration by the Nominating & Governance Committee by notifying the Secretary and General Counsel in writing at the address noted on the face page of this Proxy Statement. The notice of intent to nominate a candidate for the Board of Directors must satisfy the requirements described below and must be delivered, either by personal delivery or by United States mail, postage prepaid, to the Secretary and General Counsel of the Corporation and received by the Corporation, not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting of stockholders for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), such stockholder notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting date or (ii) the 10th day following the date such Other Meeting Date is first publicly announced or disclosed.

The stockholder’s notice of intent to nominate a candidate for the Board of Directors shall state the following:

•       the name and address of record of the stockholder who intends to make the nomination;

•       a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•       the name, age, business and residence addresses, and principal occupation or employment of each nominee;

•       a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•       such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

•       the consent of each nominee to serve as a director of the Corporation if so elected.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

In the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and either all of the nominees for Director or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors presently has 9 members, 7 of whom are independent. The Board of Directors is divided into 3 classes that are elected on a staggered basis with 1 class elected each year for a 3-year term. All of the current directors, excepting Mr. Iraola and Mr. McCullough, have served on the Corporation’s Board of Directors since November 30, 1995. Mr. Iraola was first elected to serve as a director effective May 1, 2005 and Mr. McCullough was first elected to serve as a director effective October 1, 2006.

Mr. Leonard J. Kujawa, a Class III director, has not been nominated for re-election having reached mandatory retirement age as specified in the Corporation’s By-Laws. The remaining Class III directors, Mr. Wayne H. Deitrich and Mr. Larry B. Stillman, are incumbents nominated for re-election at the 2007 Annual Meeting to serve for a term to expire at the 2010 Annual Meeting of Stockholders, and until their successors are elected and have qualified.

The Board has determined not to fill the position vacated by Mr. Kujawa at this time while it completes an assessment of the Board’s and the Corporation’s requirements in light of the recent addition of 2 new directors in 2005 and 2006.

The Board of Directors has determined that Mr. Stillman is independent. Mr. Deitrich is the Corporation’s Chief Executive Officer and is not considered to be an independent director under applicable standards. Should any nominee become unable to serve, proxies may be voted for another person designated by the Board of Directors. The nominees have advised the Corporation that they will serve if elected. The remaining 6 directors will continue to serve as directors for the terms set forth on pages 4-6.

Certain Information Regarding Directors and Nominees

The names of the directors continuing in office and nominees, their ages as of the date of the Annual Meeting, their principal occupations during the past 5 years, other directorships currently held by each as of the date hereof and certain other biographical information are set forth on the following pages.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a 3-Year Term Expiring at the 2010 Annual Meeting of Stockholders

Name	Age	Period Served as a Director	Class	Expiration of Term of Office	Principal Occupations and Businesses During Last 5 Years and Current Directorships
Wayne H. Deitrich	63	1995-Present	III	April 2007	• Chief Executive Officer of the Corporation, presently and since August 1995 • Chairman of the Board of the Corporation
Larry B. Stillman	65	1995-Present	III	April 2007

•  Vice President, Northwest Group, xpedx, a distributor of printing paper, packaging supplies and equipment, presently and since 1988

•  Managing General Partner for HEXAD Investment Company, an investment group focusing on equities and real estate, presently and since 1983

•  Advisory Board of the Utah Jazz

The Board of Directors unanimously recommends a vote FOR the election of the 2 nominees as Class III Directors.

MEMBERS OF THE BOARD OF DIRECTORS OTHER THAN THOSE
UP FOR ELECTION

Name	Age	Period Served as a Director	Class	Expiration of Term of Office	Principal Occupations and Businesses During Last 5 Years and Current Directorships
Claire L. Arnold	60	1995-Present	I	April 2008	• Chief Executive Officer of Leapfrog Services, Inc., a computer support company and network integrator, presently and since 1998 • Director–Ruby Tuesday, Inc.
Laurent G. Chambaz	59	1995-Present	I	April 2008	• Partner in the law firm of UGGC & Associés, presently and since January 2001

Manuel J. Iraola	59	May 2005- Present	I	April 2008

•  President and Chief Executive Officer of Homekeys, a developer, integrator and provider of innovative Web-based information tools and services for real estate consumers, presently and since May 2003

•  Founder and Chief Executive Officer of The Aloaris Group, a privately owned group that invests in and manages startup ventures and provides advisory services to companies in emerging markets, presently and since October 2002

•  President of Phelps Dodge Industries and Chairman and Chief Executive Officer, Columbian Chemicals Company, world’s second-largest producer of carbon black, from January 1995 to June 2002

•  Director–CH Energy Group, Inc.

K.C. Caldabaugh	60	1995-Present	II	April 2009	• Principal, Heritage Capital Group, an investment banking firm, presently and since July 2001
Richard D. Jackson	70	1995-Present	II	April 2009	• Private investor, presently and since August, 1995 • Chairman of the Board of ebank Financial Services, Inc.

Robert F. McCullough	64	October 2006-Present	II	April 2009

•  Private investor, presently and since January 2007

•  Senior Partner, AMVESCAP PLC, one of the world’s largest mutual fund companies marketing products to individuals, corporations and government institutions under the AIM, INVESCO, and Atlanta Trust brands, from June 2004 to December 31, 2006

•  Chief Financial Officer, AMVESCAP PLC from April 1996 to May 2004

•  Director–Acuity Brands, Inc.

•  Director–Comverge, Inc.

EXECUTIVE COMPENSATION

COMPREHENSIVE COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy  Our core executive compensation program consists of base salary, incentive compensation and equity grants. Incentive compensation targets the accomplishment of short-term objectives that are measured over one fiscal year and longer-term objectives that are typically measured over a 3-year period. Equity grants are both performance-based and time-based depending on the purpose of the grant. The compensation program has a competitive based design that is directed toward the objectives of attracting, retaining and motivating high quality executive talent to increase stockholder value. The incentive compensation components are intended to provide increased value to stockholders that exceed the value of any payout to the executives at the various award levels measured on the basis of earnings per share or other performance metrics that are designed to contribute to increased earnings per share over an award cycle. Total compensation and the individual components of total compensation are based primarily on market analyses with a degree of judgment applied with respect to other factors, including the performance and experience of the incumbent, performance of the Corporation and the various business units and the relative value of the executive’s position within the Corporation as compared to peers used in setting executive compensation.

Total Compensation and Allocation Among Components  The executive compensation program is targeted at the competitive market median (50th percentile) for comparable positions and companies in total compensation and in each component of total compensation. Total compensation or its components may vary from the 50th percentile based on subjective and other factors, but such variations do not typically deviate by more than +/- 15% from the market median.

The allocation among the various components of total compensation is based on market analysis and is also targeted at the market median for the base salary and equity components. The cash component may vary by year, but it generally represents approximately 70 % of total compensation. The incentive and performance equity components are also set at the market median for target level performance. Historically, 100% of the short term incentive award opportunity is made in cash and the long-term incentive compensation award opportunity is 50% in cash and 50% in equity. Other factors such as corporate tax treatment, stockholder dilution, the Corporation’s current and projected business conditions and the desired level of focus on short or longer term goals and retention may impact the allocation of total compensation among the individual components, and the form of compensation used to deliver the value represented by each component. One or more of these factors was involved in the decision in 2005 to no longer award stock options and the decision in 2006 to deliver 100% of the 2007 and 2008 long-term incentive award opportunity in the form of performance-based restricted stock. Stock options were no longer an efficient vehicle for delivering executive compensation following changes in their accounting treatment and restricted stock allowed the Corporation to provide a comparable compensation package with less dilution to stockholders. The corporation embarked on a major restructuring program in 2006 that created a desire for added focus on the retention of key members of the management team and the achievement of longer-term goals that represented potential payback in later years.

The same process is used to establish compensation for all of the Corporation’s senior executives, including the Chief Executive Officer, the Chief Financial Officer and the next 3 highest paid executive officers (the Named Executive Officers).  This process is also used to evaluate and set director compensation on a biannual basis. Perquisites, where granted, are typically based on an independent employment or compensation consultant’s analysis of the benefits provided in the country where the executive is based or in the case of special circumstances such as expatriate service.

In certain circumstances, such as recruitment of a new executive, retention of an existing executive, a significant change in duties or to recognize exemplary performance, targeted grants of restricted stock or guaranteed bonuses may be made with the approval of the Compensation Committee. Such grants and bonuses are based primarily on the judgment of the Chief Executive Officer and the Compensation Committee.

Market Analysis  Annually, the Compensation Committee, composed of 3 independent directors, retains an independent compensation consultant to conduct a competitive compensation analysis (Competitive Compensation Analysis).  Towers Perrin has been retained for this purpose since 1995 based on its extensive databases and its ability to provide analyses for each of the geographic regions in which the Corporation’s and its subsidiaries’ executive officers are based. Towers Perrin presently has no other business dealings with the Corporation and is considered to be independent of management in handling this assignment.

The Competitive Compensation Analysis is intended to reflect changes in the depth or breadth of an executive’s responsibility, new incumbents and labor market conditions. The 2005 Competitive Compensation Analysis that was used to set 2006 compensation compared the Corporation’s pay levels to market rates from Towers Perrin’s 2005 executive compensation databases within the United States, France, Brazil and southeast Asia. Data from the industry organizations in each of Towers Perrin’s regional databases was developed using revenue categories that reflected the size and organizational level for each executive position in the Corporation. Regression equations were used where applicable.

For 2006, the revenue screen was US$710 million for Corporate staff positions and ranged downward from there for operating unit executive officers. Towers Perrin utilizes a large grouping of companies and does not base its conclusions on a limited number of specific companies in the Corporation’s industry segment. The Corporation is in a very specialized niche in the paper industry and recruits from outside the industry for executive talent requiring the broader analysis performed by Towers Perrin to establish competitive compensation.

The Competitive Compensation Analysis provides the Compensation Committee with the 25th, 50th and 75th percentile values for total compensation, total cash compensation, base salary, annual incentive opportunity, long-term incentive opportunity and guidance as to the amount of such compensation that is delivered in the form of cash or equity. The data developed from this process is used when a new executive is hired between studies to determine the initial compensation package. Supplementary information from recruiting and tax consultants is used to test the reasonableness of any recruitment incentives that may be offered to attract new talent.

Components of Compensation  The material elements of executive compensation are the same for all executive officers and are provided under the terms of the following plans:

Form & Basis of Payment	Performance Levels, Objectives and Other Terms
Base Salary
Current cash payment. Deferrals are allowed for U.S. executives.	Established annually by the Compensation Committee based on the Competitive Compensation Analysis and individual performance and position evaluation.
Annual Incentive Plan
Cash payment if annual performance objectives are met. Combination of corporate, unit and individual objectives, which cannot exceed 30% of the total award opportunity.

Annual objectives and end-of-year performance against objectives are established by the Compensation Committee. Target level incentive cash opportunities can range from 30% to 75% of a participant’s base salary with a maximum payout of up to 150% of base salary. No award may be earned for performance below threshold level.

Long – Term Incentive Plan
Multi-year objectives and performance measurement. Award opportunity is generally structured as 50% in cash and 50% in equity.

Typically, objectives are set for a 3-year period although 2-year award cycles have been used in limited circumstances. Performance is measured on a cumulative basis and a portion of each performance cycle’s overall award opportunity may be earned annually, but is not paid until the end of the performance cycle. No income is earned on cash banked awards; dividends are earned at the normal dividend rate on banked restricted stock. A part of the award opportunity may still be earned in each year even if the cumulative performance objectives are not met provided that pre-established stand alone annual objectives are achieved.

The objectives and performance against objectives are both approved by the Compensation Committee.

Equity is awarded in the form of restricted stock that is earned annually, but which does not vest until the end of the performance cycle. Dividends and voting rights attach to any banked awards of restricted stock, but such shares remain subject to forfeiture until completion of the award cycle.

In 2006 and depending on their position, participants could earn awards that ranged from 35% to 177% of their base annual salary at target payout levels. The long-term incentive award opportunity as a percentage of base salary is based on the Competitive Compensation Analysis performed each year.

Restricted Stock Plan

Restricted stock provides the equity component of the Long-Term Incentive Plan. Such awards are performance-based. Special purpose grants may also be awarded under the plan with Compensation Committee approval. Such awards are typically granted with only time-based vesting restrictions.

The recipient receives dividends and has voting rights on restricted stock when granted, but such shares remain subject to forfeiture until any applicable performance or other vesting conditions are met.

The number of performance-based shares that may be earned under the Long-Term Incentive Plan is based on the Competitive Compensation Analysis.

Special purpose awards are based on the judgment of the Chief Executive Officer with Compensation Committee approval.

Deferred Compensation Plan
An adjunct to the annual salary, annual bonus and long-term incentive bonus plans.

Allows eligible U.S. executives to defer receipt and income taxation of annual salary and incentive bonus awards. The deferral of annual salary and incentive bonus is limited to 25% and 50%, respectively. Deferred account balances are at risk to the Corporation’s creditors.

The Corporation also selectively makes Company contributions to the deferred compensation plan on behalf of executives, normally with a time-based vesting period.

The Corporation does not guarantee any return on deferred account balances, except for cash balance retirement plan accounts deposited in the deferred compensation plan that earn a market-based interest rate.

Participants can designate investments in some of the same funds available under the Corporation’s 401(k) plan on a tracking basis and they retain the full investment risk.

Executive Severance
Payable upon change of control, or termination for other than cause, retirement or voluntary termination.

Change of control provides a benefit equal to 3 times highest annual compensation of prior 3 years consisting of salary and incentive bonuses, extended medical coverage and 3 year’s additional retirement plan accrual. Certain conditions must be met to obtain change of control benefits. Tax gross-up is provided if payments determined to be “excess parachute” payments under the Internal Revenue Code.

Other than change of control, a benefit equal to 6, 12 or 24 months base salary depending on the executive.

Retirement, Paid Vacation, Health & Welfare and 401(k) Plans
Executives participate on a non-discriminatory basis with all other salaried employees.
Perquisites

Certain foreign-based executives receive an automobile allowance based on market criteria and expatriates may receive educational, housing and other assistance based on market criteria for such positions. U.S. based executive officers receive reimbursement for an annual medical check-up and financial or tax assistance not to exceed US$1,500 annually for both benefits.

Provided by Corporate or subsidiary policy. Based on the Competitive Compensation Analysis and custom in the region where the officer is based.

2006 Base Salary  Base salary is intended to provide an officer with a degree of secure income that is commensurate with the market’s valuation of the skills required and the responsibilities borne by the incumbent. The base salary levels are established predominantly on the basis of objective market data, with a limited degree of subjective adjustment due to the experience and performance of the incumbent.

The 2006 base salaries established for executive officers were generally within the 2006 market median range established by the 2005 Competitive Compensation Analysis. The exception was the Chief Executive Officer, whose 2006 base salary was 11% below the market 50th percentile. Without future increases, it was expected that Mr. Deitrich’s base salary would likely fall significantly below the market median. The base salaries for French based executives were above the market median. However, Towers Perrin considered this to be an anomaly that arose due to changes in the competitive entity incumbents. As an additional cross-check on French executive compensation, Towers Perrin also used an alternative projection of market rates by applying the anticipated 4% salary increase budget rate to the market data for the previous year. Towers Perrin plans to expand its database resources to avoid this issue in future years.

Incentive Compensation  Incentive compensation is provided in the form of cash and equity opportunities that are only earned if pre-established and Compensation Committee approved performance objectives are met. Incentive compensation is structured to address short-term objectives through the Annual Incentive Plan and longer-term strategic goals through the Long-Term Incentive Plan.

Annual Incentive Plan. The Annual Incentive Plan contains a menu of performance metrics approved by stockholders on April 29, 2004 that may be used to establish objectives to be achieved in a 1-year period. Typically and for 2006, the Annual Incentive Plan set objectives for corporate staff officer positions based on growth in earnings per share and objectives for line officers based on growth in unit operating profit. These metrics are chosen because of their close correlation to increases in stock price and therefore stockholder return. A portion of the Annual Incentive Plan opportunity, not to exceed 30% of the total, is tied to the accomplishment of individual officer goals that are approved by the Chief Executive Officer and, in the case of the Chief Executive Officer, by the Compensation Committee. In the case of the Chief Executive Officer, 15% of his total Annual Incentive Plan opportunity is based on individual goals. The Compensation Committee evaluates the Chief Executive Officer’s performance against his individual goals at the end of the award period and approves any award. Performance levels are set at threshold (typically the prior year actual results), target (current year budget) through outstanding and maximum which provide increasing levels for stretch goals over target level performance. Generally, the objective for each succeeding level increases by 5-10%. Target incentive cash opportunities can range from 30% to 75% of a participant’s base salary with a maximum level payout of up to 150% of base salary. Threshold level objectives require management to improve prior year performance on the measured metrics by at least the amount of any award payout, thereby improving business results incrementally year over year. Given the rapidly changing market conditions faced by the Corporation, threshold level objectives have not been met by a number of the operating units over the past few years. Target level objectives represent business goals that are reasonably capable of being achieved by management, but still require strong performance throughout the measurement period and successful management of internal operating and external market factors. Achievement of the outstanding and maximum level objectives is less likely in that they represent more aggressive stretch goals. Goals may not be equally weighted and may vary from one executive officer to another. Awards earned under the Annual Incentive Plan are intended to comply with the requirements of Section 162(m) of the Internal Revenue Code and should therefore qualify as deductible Corporate expense. All of the executive officers’ 2006 target bonus percentages fell within the competitive range (+/- 5 percentage points) from the market median compared to the 2005 Competitive Compensation Analysis. Based on the performance against objectives, no award payouts were earned in 2006 with the exception of the Indonesian and U.S. business units which earned 130% of target and 82% of target level payouts, respectively.

Long-Term Incentive Plan. This plan is also performance-based and was approved by stockholders on April 29, 2004. Its focus is on achievement of longer-term strategic goals and it typically sets objectives and measures performance over a 3-year period. The performance objectives have included increases in net sales, sales volume, operating profit, operating profit return on average assets and improvement in profit margins.

The 2006 - 2008 award cycle was terminated by the Compensation Committee at its November 8, 2006 meeting with no award earned for 2006. The award cycle was terminated because a rapid change in the Corporation’s business conditions resulted in the commencement in 2006 of an extensive restructuring program that materially altered the production platform and business plan from those on which the 2006 - 2008 award opportunity was established in 2005. Effective January 1, 2007, a new 2-year award opportunity was instituted that uses new performance measures that are based on 13 metrics which are tied directly to the successful implementation of restructuring activities that are under way in the United States, Brazil and France as well as strategic projects in Asia. The applicable performance metrics vary by officer holding line management positions based on the duties and responsibilities of the participant. For corporate staff officers all 13 of the metrics apply. The metrics target a number of different factors including headcount reductions with cost caps, cost of goods sold, operating efficiency, reduction in coefficient of variation on upgraded equipment, financial operating results, incremental operating profit improvement, start-up targets for capital improvements and other similar factors. If target level objectives are achieved for the 13 performance metrics, the Corporation and executives would retain 85% and 15%, respectively, of the expected operating profit improvement for target level performance.

Awards, if earned, may be banked annually, but are not paid until the end of the award cycle. Banked awards are not forfeited if subsequent year awards are not earned. Awards are paid in the form of restricted stock.

The Named Executive Officer’s 2006 target long-term incentive opportunity percentages fell within the competitive range (+/- 5 percentage points) from the market median established by the 2005 Competitive Compensation Analysis for 2006 long-term incentive opportunity with the exception of the Presidents for the U.S. Operations, Brazilian Operations and southeast Asia, which were 10-15 percentage points above the competitive range. Based on a year over year decline in earnings per share, no award payouts were earned in 2006 notwithstanding certain units achieved threshold or higher level performance against their unit objectives.

Executive Hire   The Corporation hired Frédéric Villoutreix as its new Chief Operating Officer effective in 2006. The process used to establish the compensation and other benefits for Mr. Villoutreix were somewhat different from those described above as they were based on negotiations that had to address matters not present with an incumbent. The base salary and target award percentages for the bonus and long-term incentive opportunity were in line with the market median established by the 2005 Competitive Compensation Analysis. However, it was negotiated to treat Mr. Villoutreix as a U.S. expatriate employee and to provide certain incentives to attract him to the Corporation. As such, Mr. Villoutreix is presently assigned to work in France and is being treated as a U.S. based expatriate employee by the Corporation. Consequently, he receives a foreign service premium, education allowance and other benefits that are detailed in the Summary Compensation Table. He was also granted a completion bonus for a 4-year period, a guaranteed 2006 Annual Incentive Plan pay out, a signing bonus and a grant of restricted stock to address the loss of his equity potential under a competing employment offer and as inducement to join the Corporation. The compensation package offered to Mr. Villoutreix was reviewed with Towers Perrin and approved by the Compensation Committee.

Equity Compensation   Historically, the primary form of equity compensation that we awarded consisted of non-qualified and incentive stock options. We selected this form because of the favorable accounting treatment and the near universal expectation by employees in the market from which we recruit U.S. based executives that they would receive stock options. In 2006, the accounting treatment of stock options changed as a result of Statement of Financial Accounting Standards No. 123 (R), making the accounting treatment of stock options less attractive. Our Equity Participation Plan under which we granted stock options was also expiring at that time. As a result, we assessed the desirability of granting shares of restricted stock to employees, particularly members of senior management, and concluded that restricted stock would provide an equally motivating form of incentive compensation while permitting us to issue fewer shares, thereby reducing potential dilution.

Our practice is to determine the dollar amount of equity compensation that we want to provide, or that has been earned under the long-term incentive opportunity, and to then grant a number of shares of restricted stock that have a fair market value equal to that amount on the date of grant. We used to determine the fair market value based on the average of the high and the low selling price on the applicable date, but recently changed our practice to use the closing price reported on the New York Stock Exchange composite tape on the grant date. Grants made in connection with the long-term incentive opportunity will be made as of the date the Compensation Committee makes a determination of the award amount that is earned. Restricted stock grants associated with new hires are typically granted as of the first date of employment. Other special purpose grants are made effective as of the date established by the Compensation Committee in the authorizing action.

Restricted stock awards are both performance-based and time-based. In order for restricted stock to be earned under the long-term incentive compensation opportunity, the Corporation and its subsidiaries must achieve certain performance goals within the award opportunity time frame, typically 3 years. The performance goals for the multi-year award opportunity are set such that the participant can receive an award each year that objectives are met and have restricted shares banked. Once banked, the shares earned are not lost even if performance goals are not met in a subsequent year of the award cycle. Banked shares earn dividends and carry voting rights, but are not vested until the end of the award cycle and can be forfeited if the participant is not an active employee at that time.

In establishing award levels, we do not consider the equity ownership levels of the recipients or prior awards that are fully vested. We believe that performance should be appropriately rewarded and strong past performance should not be a reason not to recognize and compensate for continuing strong performance. To do otherwise would be a substantial de-motivating factor. We also believe that such an approach would seriously impair our ability to attract and retain competent executive talent.

Severance Benefits   We believe that companies should provide reasonable severance benefits to certain employees except in cases of termination for cause, retirement or upon the employee’s own volition. With respect to senior management, these severance benefits should reflect the fact that it may be difficult for employees to find comparable employment within a short period of time. We also prefer to disentangle the company from the former employee as quickly as practicable and to achieve that end we pay a lump sum severance payment. In the event of such termination, officers that are participants in the Executive Severance Plan receive a multiple of their monthly salary. This multiple varies by the position held but ranges from 6 to 24 months, with most officers qualifying for a 12 month benefit. The Chief Executive Officer qualifies for a 24 month benefit and the Chief Financial Officer and Chief Operating Officer each qualify for a 12 month benefit. Any benefits received under other company provided plans or government programs for the same or similar circumstances are a deduction against the benefit payable under the Executive Severance Plan.

Where termination is due to a change of control, a termination benefit is payable upon severance or constructive discharge within a 2-year period following a change of control event provided the recipient has satisfied any obligation to remain with the company and to continue to perform for the new owner for a period not to exceed 6 months if requested to do so. The benefits payable to officers in the event of a change of control are more substantial in light of the lost opportunity costs associated with a change of control and also as an inducement for the management team to stay in place to preserve or enhance the value of the Corporation and the value which may be obtained by stockholders in such an event. The benefit is also designed to ensure that management continues to place the best interest of stockholders at the forefront in identifying and implementing a change of control should that in fact be in the best interest of stockholders notwithstanding the personal impact such a change may have. The nature and amount of the payments made in the event of a change of control are set forth in detail starting at page 27 hereof.

Retirement Plans   Until December 31, 2005, the Corporation maintained a defined benefit pension plan, which included 2 benefit formulas, one based on an average pay formula and the second benefit applicable to newer employees that was based on a cash balance formula. Effective January 1, 2006, all further benefit accruals for salaried employees, including the officer group, were frozen. To compensate in part for the loss of future pension benefit growth, the Corporation increased the Company match on 401(k) plan employee contributions to a maximum of 10% of the participant’s compensation and broadened the definition of compensation to include annual bonuses, sales commissions and other forms of compensation that were not previously included. Benefits to be received under the pension plan or under the 401(k) savings plan are not factored in when we calculate overall compensation for our officers.

Further details concerning the pension plan benefit are provided in the narrative following the change in pension benefits table found at page 22 hereof.

Perquisites and other Benefits   The officers participate on a non-discriminatory basis with all other salaried employees in the 401(k) plan and in the other health and welfare benefits provided to salaried employees. U.S. based executives receive reimbursement for up to $500 per year for a medical check-up and up to $1,000 per year for tax or financial planning services.

Perquisites provided to officers located outside of the U.S. are provided only if they are customary and normally part of a competitive compensation package in the country where the officer is based. The primary perquisite provided by the Corporation or its subsidiaries to its French, Brazilian and southeast Asian based officers is a car and car maintenance allowance. Brazilian based executives have also been provided with nominal medical insurance not generally available to all salaried employees.

Officers in expatriate status may receive housing, travel, education allowances or reimbursement, a foreign service premium and tax gross-up or equalization. Such expatriate benefits are typically a function of negotiation.

Corporate Tax Treatment   Base salaries and equity grants under the Restricted Stock Plan, which has not been approved by stockholders, are not considered performance-based compensation for purposes of excluding them from the US$1 million limit on non-performance-based compensation that can be taken as a Corporate expense deduction under Section 162(m) of the Internal Revenue Code. To date, the Corporation has not lost any tax deductions. However, with inflation and other factors, that may soon no longer be the case for the 2 or 3 most highly compensated officers—or in years where management performs well against long-term incentive objectives provided under the Restricted Stock Plan. The Compensation Committee and the Board of Directors evaluates the objective of maximizing the Corporation’s tax deductions, but does not have a firm policy prohibiting payment of compensation that would not qualify for favorable tax treatment.

Compensation Approval Process   Each year, the Chief Executive Officer meets with the Chairman of the Compensation Committee and the Compensation Committee’s independent consultant to develop and review an executive compensation package for the upcoming year. The annual Competitive Compensation Analysis is also reviewed at that time and any questions concerning its conclusions or the process vetted.  Based on this pre-meeting and any follow-up work identified at that time, an executive compensation proposal is prepared and provided to the full Compensation Committee for their review. The Compensation Committee typically meets in November to discuss the executive compensation program. At this meeting, the Compensation Committee will take action on the various components of the executive compensation plan and conclude on its recommendations to the full Board of Directors concerning the establishment of the Corporate Unit Objectives under the Annual Incentive Plan for the upcoming award cycle. The Committee will also provide recommendations for the Chief Executive Officer’s base salary and individual performance objectives for the upcoming year as well as his performance against such objectives for the current year.

At the December Board of Directors meeting, the Compensation Committee provides a full report on its actions on executive compensation for the upcoming year as well as its estimate of payouts, if any, under the incentive compensation award opportunities for the current year. The Committee also reports on the equity grants made during the year outside of the incentive compensation plan awards. The Board of Directors will take action on the Corporate Unit Objective for the upcoming year and will address the current and upcoming year compensation for the Chief Executive Officer in the non-management directors meeting.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Comprehensive Compensation Discussion & Analysis with management.

Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Comprehensive Compensation Discussion & Analysis be included in the company’s proxy statement and incorporated by reference in the Company’s annual report in its Form 10-K.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Richard D. Jackson (Chairman)
Claire L. Arnold
Larry B. Stillman

Summary Compensation

The executive compensation information reported in the Summary Compensation Table set forth below is for services rendered to the Corporation and its subsidiaries commencing on January 1, 2006 and ending on December 31, 2006, the last day of the Corporation’s 2006 fiscal year. All compensation earned in the 2006 fiscal year is reported in that year without regard to when actually paid by the Corporation or if deferred by the recipient and therefore not technically received by the recipient in the 2006 fiscal year.

Summary Compensation Table 2006

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Non- Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Wayne H. Deitrich Chairman of the Board and Chief Executive Officer	2006	580,962	(1)	0		213,739	(2)	0		0		14,900	(3)	809,601
Paul C. Roberts Vice President—Strategic Planning and Implementation(4)	2006	329,712	(1)	0		132,919	(2)	0		45,590	(5)	42,800	(6)	551,021
Peter J. Thompson Chief Financial Officer and Treasurer(7)	2006	285,883		0		11,027	(2)	59,573		5,506	(8)	17,834	(9)	379,823
Otto R. Herbst President of the Americas(10)(11)	2006	390,324	(12)	0		60,959	(2)	22,200		0		39,545	(13)	513,028
Widjaja Jiemy President—Asian Operations	2006	258,167	(14)	0		6,956	(2)	33,502	(15)	237		115,877	(16)	414,739
Frédéric P. Villoutreix Chief Operating Officer	2006	347,491		165,002	(17)	61,475	(2)	0		0		262,000	(18)	835,968

             (1)  Includes unused regular vacation earned in the following amounts: $10,962 for Mr. Deitrich and $12,212 for Mr. Roberts.

             (2)  Restricted stock grants: Mr. Deitrich an award granted on December 15, 2006 at a share price of $26.96; Mr. Roberts awards granted on January 3, 2006 and December 15, 2006 at share prices of $24.59 and $26.96, respectively; Mr. Thompson an award granted on December 15, 2006 at a share price of $26.96; Mr. Herbst awards granted on January 3, 2006, August 1, 2006 and December 15, 2006 at share prices of $24.59, $19.75 and $26.96, respectively; Mr. Jiemy an award granted on December 15, 2006 at a share price of $26.96; and Mr. Villoutreix an award granted on January 3, 2006 at a share price of $24.59. Dividends are not included in the disclosed stock award value.

             (3)  Other Compensation consisted of $9,900 in matching contributions to the 401(k) savings plan and $5,000 for reimbursement of tax preparation fees for years 2001-2005.

             (4)  Mr. Roberts was Chief Financial Officer and Treasurer until August 1, 2006.

             (5)  An increase of $39,481 in the Schweitzer-Mauduit International, Inc. Retirement Plan and an increase of $6,109 in the Schweitzer-Mauduit International, Inc. Supplemental Pension Plan resulting from an additional year of service that lessens the amount of benefit reduction upon early retirement.

             (6)  Company contributions to the Deferred Compensation Plan on Mr. Roberts’ behalf included the following: $8,279 in 401(k) savings plan contributions that exceeded IRS limitations on qualified plan contributions and $20,000 to partially offset tax liabilities associated with restricted stock grants. The balance of the “Other Compensation” consisted of $1,500 in dividends on restricted stock, $12,021 in matching contributions to the 401(k) savings plan and $1,000 in reimbursement of tax preparation fees.

             (7)  Mr. Thompson became Chief Financial Officer and Treasurer on August 1, 2006. Prior to that time he was President—U.S. Operations.

             (8)  An increase representing market-based interest on Mr. Thompson’s cash balance fund account balance in the Schweitzer-Mauduit International, Inc. Retirement Plan.

             (9)  Company contributions to the Deferred Compensation Plan on Mr. Thompson’s behalf were $3,670 in 401(k) saving plan contributions that exceeded IRS limitations on qualified plan contributions. The balance of the “Other Compensation” consisted of $12,100 in matching contributions to the 401(k) saving plan, $1,000 in reimbursement of tax preparation fees and $1,064 in spousal travel reimbursement.

        (10)  Mr. Herbst was President—Brazilian operations until August 1, 2006 when he became President of the Americas.

        (11)  Mr. Herbst’s compensation was paid in Brazilian reais and was converted at the December 31, 2006 exchange rate of 0.46773 reais to the U.S. dollar.

        (12)  Includes vacation pay in the amount of $83,215. The vacation amount represents 92 days of accumulated and unused vacation that was payable to Mr. Herbst upon his transfer of employment to the Company under applicable Brazilian law and company vacation policy.

        (13)  Company contributions to the Deferred Compensation Plan on Mr. Herbst’s behalf were $4,000 to partially offset tax liabilities associated with restricted stock grants. The balance of the “Other Compensation” consisted of $13,985 for a car allowance; $8,172 for gas and maintenance, $5,310 for medical assistance, $3,578 housing allowance and $4,500 in dividends on restricted stock.

        (14)  Mr. Jiemy received $231,667 in salary from China Tobacco Mauduit (Jiangmen) Paper Industry Company Ltd. This was paid in Chinese renminbis and was converted at an average exchange rate of 7.95 renminbis to the U.S. dollar.

        (15)  Mr. Jiemy received a $20,000 bonus from China Tobacco Mauduit (Jiangmen) Paper Industry Company Ltd. and a $13,502 bonus from Schweitzer-Mauduit International, Inc.

        (16)  Benefits paid by PdM Philippines, a wholly-owned subsidiary of the Corporation, in U.S. dollars include the following: $24,000 car allowance; $10,922 commuting expense; $12,000 education allowance; $36,000 housing allowance; $6,250 medical allowance and $3,000 tax equalization and a $5,000 contribution to a retirement plan for Mr. Jiemy’s benefit. Benefits paid by China Tobacco Mauduit (Jiangmen) Paper Industry Company Ltd. for services performed for that entity in China are paid in Chinese renminbis and were converted at the December 31, 2006 exchange of 7.823 renminbis to the US dollar and include the following: $6,430 car allowance; $897 food allowance; $937 communication expenses; $5,700 in company provided housing; $1,271 relocation expenses; $3,248 home leave allowance and $222 utility allowance.

        (17)  Includes a completion bonus of $33,002 and a guaranteed minimum payment of $132,000 under the Company’s Annual Incentive Plan in 2006. Mr. Villoutreix’s guaranteed AIP bonus will be paid in Euros and was converted at the December 31, 2006 exchange rate of 1.32 Euros to the U.S. dollar.

        (18)  Company contributions to the deferred compensation plan on Mr. Villoutreix’s behalf included the following: $7,762 in 401(k) savings plan contributions that exceeded IRS limitations on qualified plan contributions. The balance of the “Other Compensation” consisted of $6,000 in dividends on restricted stock; $13,200 in matching contributions to the 401(k) savings plan; $36,266 educational allowance; $97,937 foreign service premium; $75,000 (est.) income tax gross-up and $1,974 Medicare gross-up. In addition, Mr. Villoutreix received certain benefits directly in France which are reimbursed in euros and were converted at the December 31. 2006 exchange rate of 1.32 euros to the U.S. dollar. These benefits include: $11,669 car rental; $6,129 apartment rental; $5,659 furniture allowance and $404 for utilities.

Mr. Villoutreix is compensated as an expatriate. Mr. Villoutreix who became the Corporation’s Chief Operating Officer in February 2006, is a U.S. executive based in France. He receives certain income and Medicare tax gross ups, educational allowances and foreign service payments as a result of this arrangement. In order to induce Mr. Villoutreix to join the Company, his employment offer included a signing bonus, a guaranteed Annual Incentive Plan payout in 2006, a grant of 10,000 shares restricted stock and a completion bonus of 25,000 Euros per year for a 4-year period.

Mr. Jiemy has responsibility for supervision of the Corporation’s operating subsidiaries in the Philippines and Indonesia, as well as the Corporation’s 50% interest in China Tobacco Mauduit (Jiangmen) Paper Industry Company Ltd., (“CTM”) a Sino-Foreign Equity Joint Venture in China that is constructing a paper mill in Guangdong province. Currently, Mr. Jiemy is the acting General Manager of CTM while the paper mill is being constructed. Mr. Jiemy receives tax equalization, education, housing, car and office support allowances as a result of this arrangement. Certain of his travel expenses are also covered and he is also provided with a car allowance by CTM. Mr. Jiemy also receives compensation totaling US$270,373 from CTM, which is included in the above table.

The expatriate package for Mr. Villoutreix and other compensation arrangements for Mr. Jiemy were developed in consultation with KPMG, Watson Wyatt and Towers Perrin, internationally recognized tax and compensation consultants, respectively. The compensation packages for both officers were reviewed with and approved by the Corporation’s Compensation Committee.

GRANTS OF PLAN-BASED AWARDS

								All Other
								Stock
								Awards:
		Estimated Future Payouts			Estimated Future Payouts			Number of
		Under Non-Equity Incentive			Under Equity Incentive Plan			Shares of	Full Grant
	Grant	Plan Awards			Awards			Stock or	Date Fair
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Value
		($)	($)	($)	($)	($)	($)	($)(1)	($)
W. Deitrich	1/2/2006							3,500 (2)	86,065
	12/15/06							7,928	213,739
	1/1/2007	225,000	450,000	900,000	531,000	2,124,000	4,248,000
P. Roberts	1/3/2006							2,500	61,475
	12/15/06							2,650	71,444
	1/1/2007	74,295	148,590	297,180	156,845	627,380	1,254,760
P. Thompson	12/15/06							818	22,053
	1/1/2007	70,200	140,400	280,800	140,400	561,600	1,123,200
O. Herbst	1/3/2006							5,000	122,950
	8/1/2006							5,000	98,725
	12/15/06							1,479	39,874
	1/1/2007	75,375	150,750	301,500	150,750	603,000	1,206,000
W. Jiemy	12/15/06							516	13,911
	1/1/2007	29,750	59,500	119,000	51,000	204,000	408,000
F. Villoutreix(3)	1/3/2006							10,000	245,900
	1/1/2007	108,900	217,800	435,600	257,400	1,029,600	2,059,200

(1)             Grants of restricted stock under the Restricted Stock Plan. Dividends are paid on unvested restricted stock at a rate of 60 cents per year per share from the date of grant.

(2)             The 3,500 shares of restricted stock were granted in 2006 but were for 2005 performance expensed in 2005 and are therefore not included in the Summary Compensation Table.

(3)             The amounts for the Non-Equity Incentive Plan Awards and the Equity Incentive Plan Awards are denominated in euros and have been converted at the December 31, 2006 exchange rate of 1.32 euros to the U.S. dollar.

There are no ongoing non-equity incentive plan awards or equity incentive opportunities from prior years that extended beyond 2006. In 2007, a non-equity incentive plan award opportunity was established under the Annual Incentive Plan. The Annual Incentive Plan provides a cash-based award opportunity that may be earned if performance objectives are achieved over a fiscal year period. Objectives are established for unit and individual performance with the individual award component not exceeding 30% of the total award opportunity. Incentive cash opportunities can range from 17.5% to 150% of a participant’s 2007 base salary depending on the position held by the participant. The threshold and maximum award opportunities for the Chief Executive Officer and Chief Financial Officer range from 37.5% to 150% and from 22.5% to 90%, respectively, of their 2007 base salary. Unit Objectives, excepting the corporate unit and the Chief Executive Officer’s individual objectives, are approved by the Compensation Committee. The full Board of Directors approves the corporate unit objective and the Chief Executive Officer’s individual objectives and the Chief Executive Officer approves all other individual objectives.

The Corporate unit objective established for the 2007 Annual Incentive Plan is increased diluted earnings per share excluding restructuring charges. The operating unit objectives are increased operating profit excluding restructuring charges. The threshold level objective for each unit is typically set at the prior year actual for the metric being measured. The Corporate unit objective for 2007 threshold will be established at a level higher than prior year actual. There is an approximate 10% increase between the objectives set for each succeeding performance level. There is no payout for performance below threshold for any objective and performance against objectives is measured after deducting the compensation expense associated with any payout. The Compensation Committee and Board of Directors, as applicable, approve the performance objectives and the award opportunity at the beginning of the year and the

Compensation Committee approves the measurement of performance against objectives at the end of the year based on the Corporation’s audited financial statements.

For 2007, an equity incentive plan award opportunity is provided under the Restricted Stock Plan in the form of a 2-year performance share award opportunity. Thirteen performance metrics have been approved for this award opportunity that are directed toward measuring the successful completion of various restructuring activities in each of the Corporation’s areas of operations. These metrics include improvements in operating profit, gross profit, sales volume, employment reductions, product grade costs per standard unit, raw material costs, new product qualifications, maintaining capital project budgets and schedules, maintaining debt to capital ratios and completing transactions on various potential strategic opportunities. The metrics are tailored to each participant’s primary responsibilities. Participants at the corporate staff level have all 13 metrics. Each metric and subcomponent within a metric is weighted equally. There is no incremental award earned for performance that falls between metric performance levels. Final performance evaluations that fall between the performance levels will be prorated. Awards earned in year one are paid in restricted stock that does not vest until the final award is determined and paid in stock at the end of the award cycle.

The restricted stock award opportunity stated in the table are estimates based on 2007 base salary and 100% of the recommended multiple for the Long-Term Incentive Plan opportunity as reflected in the October 2006 Competitive Compensation Analysis conducted by Towers & Perrin. The total restricted stock award opportunity and the annual opportunity for each year, including 2007, shall be adjusted to reflect:

(i)            the base salaries approved by the Compensation Committee for such year;

(ii)        the Long-Term Incentive Plan multiple developed from the Competitive Compensation Analysis for such year and approved by the Compensation Committee for such year; and

(iii)    the closing share price on the first business day in January as reported on the New York Stock Exchange composite report for that day and the applicable foreign currency exchange rate. These adjustments shall not result in any change to the award opportunity for any prior year.

Participants may earn awards that range from 0% up to 200% of the target performance award opportunity allocated by the Compensation Committee. The Committee sets the target award opportunity at the 50th percentile of the competitive long-term incentive market multiple (LTI Market Multiple) established by the Competitive Compensation Analysis. The LTI Market Multiple as a percentage of 2007 base salary for the Chief Executive Officer and Chief Financial Officer is 177% and 90%, respectively, and ranges from 130% to 35% for all other participants.

The number of shares of restricted stock earned in each year of the 2007 - 2008 performance award cycle, if any, shall be determined annually following the close of the audited financial accounts based on the following formula:

Base Salary (adjusted for exchange rate if applicable) x Opportunity Award % x Award Level Achieved % ÷ Average Base Share Price = Base Shares

Base Shares x Current Share Price/Base Share Price = Number of Shares Earned in Performance Year

Where:

Base Salary—is the salary in effect in January of the year for which performance is being measured.

Award Level Opportunity—is the threshold, target, outstanding or maximum award opportunity % established by the Compensation Committee for the long-term incentive opportunity for the year in which performance is being measured.

Average Base Share Price—is the average of the daily closing share prices reported on the New York Stock Exchange’s daily composite report for the Corporation’s common stock for the period 1/1/2006 - 12/31/2006. The Average Base Share Price for 2007 shall be recalculated, but in no event shall it be less than the Average Base Share Price for 2006.

Current Share Price—is the average of the daily closing share prices reported on the New York Stock Exchange’s daily composite report for the Corporation’s common stock for the full calendar year for which performance is being measured.

Provided that the result of the ratio of the Current Share Price/ the Base Share Price shall not be less than 50% nor more than 200% of the Current Share Price.

At the end of each plan year, each participant’s goal achievement will be evaluated. The evaluation rating can be 90% for threshold performance, 100% for target performance, 105% for outstanding performance and 110% for maximum performance. Threshold performance shall provide a 25% payout, target a 100% payout, outstanding a 150% payout and maximum a 200% payout. Awards and the associated payout will be mathematically determined based on the sum of the performance on all assigned metrics. No awards will be earned for performance below threshold.

The earned number of shares of restricted stock shall be banked in year one and shall vest at the point the award for year 2008 is finally determined. Banked shares of restricted stock shall have voting rights and shall receive dividends.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Wayne H. Deitrich					7,928	(3)	213,739
1/4/1999 1/8/2001 1/15/2002 1/2/2003 1/2/2004 1/3/2005	30,926 56,216 88,911 85,450 60,800 52,100	0 0 0 0 0 0	15.69 19.35 23.05 24.53 30.17 33.55	1/3/2009 1/7/2011 1/14/2012 1/1/2013 1/1/2014 1/2/2015
Paul C. Roberts					2,650	(3)	71,444
1/8/2001 1/15/2002 1/2/2003 1/2/2004 1/3/2005	20,800 18,900 18,000 12,450 17,700	0 0 0 0 0	19.35 23.05 24.53 30.17 33.55	1/7/2011 1/14/2012 1/1/2013 1/1/2014 1/2/2015
Peter J. Thompson					818	(3)	22,053
1/4/1999 1/8/2001 1/15/2002 1/2/2003 1/2/2004 1/3/2005	14,450 9,528 6,660 15,900 9,650 12,300	0 0 0 0 0 0	15.69 19.35 23.05 24.53 30.17 33.55	1/3/2009 1/7/2011 1/14/2012 1/1/2013 1/1/2014 1/2/2015
Otto R. Herbst					11,479	(4)	261,549
1/8/2001 1/15/2002 1/2/2003 1/2/2004 1/3/2005	3,000 4,700 3,750 5,200 5,250	0 0 0 0 0	19.35 23.05 24.53 30.17 33.55	1/7/2011 1/14/2012 1/1/2013 1/1/2014 1/2/2015
Widjaja Jiemy					516	(3)	13,911
5/16/2005	3,000	7,000	28.02	5/15/2015
Frederic P. Villoutreix	0	0			10,000	(5)	245,900

(1)             Options granted to everyone except Widjaja Jiemy are fully vested. Mr. Jiemy’s options vested 30% on May 15, 2006 and will vest 30% on May 15, 2007 and 40% on May 15, 2008.

(2)             Grants of restricted stock under the Restricted Stock Plan. Dividends are paid on unvested restricted stock at a rate of 60 cents per year per share from the date of grant.

(3)             The restricted stock vests on December 14, 2007 and in the case of Mr. Roberts the earlier of December 14, 2007 or upon retirement.

(4)             The restricted stock vests 5,000 shares each on January 1, 2010 and August 1, 2010 and 1,479 shares on December 14, 2007.

(5)             The restricted stock vests on January 1, 2010.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Wayne H. Deitrich	80,000	783,660	3,500	86,065
Paul C. Roberts	33,600	315,580	5,000	129,725
Peter. J. Thompson	0	0	2,500	64,688
Otto R. Herbst	0	0		0
Widjaja Jiemy	0	0		0
Frédéric P. Villoutreix	0	0		0

(1)          Average of the high and the low stock price on the next business day was used to determine the value realized as none of the vesting days were business days.

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Wayne H. Deitrich	Schweitzer-Mauduit International, Inc. Retirement Plan	36	2,606,751
	Schweitzer-Mauduit International, Inc. Supplemental Pension Plan	36	2,945,346
Paul C. Roberts	Schweitzer-Mauduit International, Inc. Retirement Plan	28	1,453,344
	Schweitzer-Mauduit International, Inc. Supplemental Pension Plan	28	231,105
Peter J. Thompson	Schweitzer-Mauduit International, Inc. Retirement Plan	9	121,907
Widjaja Jiemy	Non-plan benefit		5,237

Messrs Deitrich, Roberts and Thompson participate in the Corporation’s Retirement Plan, a qualified defined benefit plan. The Retirement Plan had 2 benefit formulas, a final average pay benefit formula applicable to Messrs. Deitrich and Roberts and a cash balance benefit formula applicable to Mr. Thompson. The accrual of additional benefits under the Retirement Plan for both benefit formulas was frozen for all salaried employees, including the Named Executive Officers, effective as of January 1, 2006. Consequently, salaried participants in the final average pay formula benefit will accrue no further benefits under the Retirement Plan and salaried participants in the Cash Balance Formula Benefit will continue to accrue only annual interest on their account balances after December 31, 2005. The reported benefits are based on the frozen final average earnings accrued benefit for Messrs Deitrich and Roberts as of December 31, 2005 and the frozen final cash balance account for Mr. Thompson as of December 31, 2005. An account has been established to accumulate a retirement benefit for Mr. Jiemy which is credited with $5,000 in principal annually plus interest on the account balance accrued at the same rate that applies to the cash balance benefit formula participants under the Retirement Plan. Mr. Jiemy will forfeit this benefit if he leaves the employment of the Corporation and its subsidiaries prior to reaching age 60.

Final Average Pay Formula Benefit

The final average pay benefit formula entitles each vested salaried U.S. employee participating in that benefit formula to an annual pension benefit at normal retirement equal to 1.50% of final average earnings times the employee’s years of service, subject to a deduction for social security benefits or, if greater, 1.125% of final average earnings times years of service, plus a specific amount for certain employees. Final average earnings is defined as the highest average of any 5 years of Earnings (as defined in the Retirement Plan) out of the last 15 calendar years of covered employment, or over the last 60 months of credited benefit service, if greater. The minimum monthly benefit payable in a single-life annuity to salaried employees is the lesser of $125 or $25 times years of service.

Retirement benefits for salaried participants who have at least 5 years of vesting service may begin on a reduced basis at age 55, or on an unreduced basis at normal retirement age. Unreduced benefits also are available for salaried participants with 10 years of vesting service at age 62 or as early as age 60 with 30 years of vesting service. The normal form of benefit for unmarried salaried participants is a single-life annuity payable monthly. Benefits will be actuarially adjusted if the employee receives one of the available forms of joint and survivor or other optional forms of benefit.

Cash Balance Benefit Formula

Mr. Thompson’s December 31, 2005 account balance is credited with an interest credit based on the average yield on the 30-year Treasury bill for the November immediately preceding the current Retirement Plan year. The interest credit will continue to be accrued on the account balance after December 31, 2005. Participants have the option to receive their vested account balance as either a lump-sum payment or an immediate single life annuity or a 50% joint and survivor annuity if married when they terminate employment with the Corporation or become disabled.

Supplemental Retirement Arrangements

The Corporation’s supplemental retirement arrangements provide a benefit equal to the difference between:

(i)            the benefit payable to a participant under the Retirement Plan and

(ii)        the benefit that would be payable to such participant under such plan, calculated without regard to the compensation limit under Code Section 401(a)(17) and the limitations on benefits under Code Section 415 (“excess benefits”).

All terms and conditions of the Retirement Plan apply equally to the Supplemental Retirement Plan, excepting the Internal Revenue Code Section 401(a)(17) and Internal Revenue Code Section 415 limitations. Effective December 31, 2005, as a result of the freeze in the further accrual of retirement plan benefits for salaried employees, there will be no further benefits accrued under the supplemental retirement arrangements. The supplemental benefit that was payable to cash balance formula participants was paid as a corporate contribution to the Corporation’s Deferred Compensation Plan and not to the supplemental retirement plan. In general, the Corporation does not grant extra service or special provisions under its supplemental arrangements.

Mr. Deitrich is eligible for early retirement with an unreduced benefit. Mr. Roberts is eligible for early retirement with a reduced benefit and Mr. Thompson is immediately entitled to his cash account balance upon termination for any reason.

Present Values in the Pension Benefits Table are based on certain assumptions. The key assumptions include a 6% discount rate, RP 2000 mortality (post-retirement only), 4.5% cash balance interest crediting rate and lump sums calculated using a 5% interest rate and IRS mortality. We assumed benefits would commence at normal retirement date or unreduced retirement date if earlier. No death or turnover was assumed prior to retirement date.

NONQUALIFIED DEFERRED COMPENSATION PLANS

Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)(1)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Wayne H. Deitrich	0	0	0	0	0
Paul C. Roberts	47,625	28,279	68,503	0	540,703
Peter J. Thompson	7,980	3,670	47,959	0	385,464
Otto R. Herbst	0	4,000	1,108	0	5,108
Widjaja Jiemy	0	0	0	0	0
Frédéric P. Villoutreix	10,869	7,762	647	0	19,279

(1)          All contributions in 2006 relating to 2006 compensation were reported as compensation in the 2006 Summary Compensation Table. Contributions expensed in a prior year are not included.

The Deferred Compensation Plan permits eligible employees who elect to participate to defer receipt and taxation of a portion of their annual salary and incentive bonuses. The amount of annual salary and incentive bonus awards that may be deferred is limited to 25% and 50%, respectively. Eligibility to participate in the Deferred Compensation Plan is limited to “management” and “highly compensated employees” as defined in the Employee Retirement Income Security Act of 1974, as amended. The Corporation may, with Compensation Committee approval, make cash contributions to a participant’s account in the Deferred Compensation Plan. In connection with the recent changes to the regulations governing deferred compensation plans imposed by the American Jobs Creation Act of 2004, contributions and deferrals into the Deferred Compensation Plan have been frozen to stop the accrual of additional unvested benefits in that plan as of December 31, 2004. Participants will not accrue any additional benefits other than market-based investment earnings or losses on their individual accounts in that plan.  Post December 31, 2004 deferrals and corporate contributions go into the Deferred Compensation Plan No. 2. This plan is also a non-qualified, deferred compensation plan. This plan is intended to operate in a manner substantially similar to the Deferred Compensation Plan, subject to those new requirements and changes mandated under Section 409A of the Internal Revenue Code of 1986, as amended.

Amounts deferred into the Deferred Compensation Plan by a participating officer, or contributed on the officer’s behalf by the Corporation, can be invested at the officer’s election in an account that tracks, but does not actually invest in some of the fund elections available under the Corporation’s 401(k) savings plan. The participating officer bears the investment risk. The Corporation makes no guaranty as to the return of the principal amount of any funds deferred or of any income thereon. The funds remain subject to the Corporation’s creditors while in the Deferred Compensation Plan.

Certain amounts paid as retirement benefits have also been contributed to the accounts of certain officers in the Deferred Compensation Plan that received a retirement benefit under the Cash Balance Benefit Formula. These contributions earn annual interest equal to the 30-year Treasury bill rate. These contributions are discussed in further detail under the caption Supplemental Retirement Arrangements at page 23.

A Participant may elect to receive payment of the vested amount credited to his Deferral Account based on a Participant deferral in a single lump sum or in 5 or 10 annual installments. No payments may commence in less than 5 years following the date of the deferral election, except in the case of retirement. Alternative distributions may occur in certain defined circumstances including disability, death of participant, separation from service, change of control and unforeseeable emergency; as such terms are defined in the plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Corporation’s Executive Severance Plan (the “Severance Plan”) provides that in the event of termination of a participant’s employment with the Corporation or one of its French affiliates for any reason other than death, disability or retirement within 2 years after a change of control of the Corporation a participant will be entitled to salary and benefit continuation. A change of control is defined as the date as of which: (a) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires actual or beneficial ownership of shares of the Company having 15% or more of the total number of votes that may be cast for the election of Directors of the Company; or (b) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

In the event of termination as a result of a change of control, participants employed in the United States will be entitled to:

(i)            receive a cash payment in an amount equal to 3 times the highest annual compensation (base salary and annual incentive awards) paid or payable within the 3 year period ending on the date of termination;

(ii)        receive health and dental benefits from the Corporation for a period of 3 years; and

(iii)    receive a cash payment in an amount equal to the actuarial equivalent of the accrued benefits the participant would have earned under the Retirement Plan and the Supplemental Plan if the participant had continued participation in those plans for 3 years following termination. The Executive Severance Plan was amended in November 2005 to provide that the calculation of the actuarial equivalent of the accrued benefit would be based on the terms of the Retirement Plan prior to the effective date of the freeze of the accrual of further Retirement Plan benefits for salaried employees that was effective December 31, 2005.

A participant employed by one of the Corporation’s French affiliates is entitled to essentially the same payments and benefits as a United States participant, subject to certain adjustments which take into account the differences between the respective compensation, benefit and pension plans and programs in the United States and France.

Upon a change of control, all restricted stock, stock options and corporate deferred compensation plan contributions that have been granted, but not yet vested, vest automatically. Under the Annual Incentive Plan, the participant is entitled to payment of a pro rata portion of the incentive award at the target performance percentage, without regard to achievement of pre-established objectives. Under the Long-Term Incentive Plan, the participant will receive a pro rata portion of the performance awards allotted to the participant also based upon target performance. The Long-Term Incentive Plan also contains a provision for such an award in the event of a constructive discharge following a change of control or potential change of control. Constructive discharge is deemed to have occurred upon any of the following actions taken by the Company or an Affiliate without the Participant’s written consent following a potential change of control:  (a) the assignment of duties inconsistent with, or the reduction of the powers, duties, responsibilities, and prerogatives associated with, the Participant’s position, office, and status with the Company or an Affiliate; (b) a demotion of the Participant or any removal of the

Participant from or failure to re-elect or reappoint the Participant to any title or office; (c) a reduction in the Participant’s base salary or bonus potential or the Company’s or an Affiliate’s failure to increase the Participant’s base salary (within 12 months of the Participant’s last increase in base salary); and (d) any other similar actions or inactions by the Company or an Affiliate.

A potential change of control is defined as the date as of which: (a) the Company enters into an agreement the consummation of which, or the approval by stockholders of which, would constitute a Change of Control; (b) proxies for the election of Directors of the Company are solicited by anyone other than the Company; (c) any person (including, but not limited to, any individual, partnership, joint venture, corporation, association or trust) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change of Control; or (d) any other event occurs which is deemed to be a Potential Change of Control by the Board and the Board adopts a resolution to the effect that a Potential Change of Control has occurred.

The Corporation shall pay the participant an additional gross-up payment to compensate such participant for any excise tax liability under Code Section 4999.

The Compensation Committee of the Board of Directors of the Corporation establishes the eligibility criteria for participation and, from time to time, designates key employees as participants in the Severance Plan. Subject to certain conditions, the Severance Plan may be amended or terminated by resolution of the Board of Directors, but no such amendment or termination shall be effective during the 2-year period following a change of control of the Corporation without the consent of all of the participants. The Corporation has agreements under the Severance Plan with the Named Executive Officers and certain other key employees.

The maximum amounts payable upon termination pursuant to the Executive Severance Plan with the Named Executive Officers, assuming that a change of control of the Corporation and the termination of their employment on a basis that triggers plan benefits had occurred on December 31, 2006, are set forth in the following tables.

Potential Payments to Wayne H. Deitrich Upon Retirement,

Termination or Change in Control as of December 31, 2006

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)		Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary		0	0	1,140,000	(1)	1,710,000	1,140,000	(2)
Short-term Incentive		0	0	0		1,046,814	0
Long-Term Incentives		0	0	0		0	0
Performance Shares		0	0	0		0	0
Stock Options
Unvested and Accelerated		0	0	0		0	0
Restricted Stock Units		0	0	0		213,739	213,739
Benefits and Perquisites:
Deferred Compensation Plan		0	0	0		0	0
Health Care		0	0	0		24,127	0
Dental Care		0	0	0		1,304	0
Disability Benefits		0	0	0		1,998	120,000/year
Accrued Vacation Pay		65,769	65,769	65,769		192,308	65,769
Financial Planning		0	0	1,000		3,000	0
Qualified Pension	Monthly Lifetime benefit	18,339	18,339	18,339		18,339	18,339
Non-Qualified Pension (SERP)	Monthly Lifetime benefit	20,576	20,576	20,576		20,576	20,576
Qualified 401(k) Plan	Lump Sum Benefit	233,737	233,737	233,737		233,737	233,737
Additional payment based on Pension Plan	Lump Sum Benefit	0	0	0		2,203,225	0
Additional payment based on 401(k) Plan	Lump Sum Benefit	0	0	0		171,169	0
Tax Gross-Ups		0	0	0		0	0

(1)             24 months base salary.

(2)             24 months 2006 salary for disability only.

Potential Payments to Paul C. Roberts Upon Retirement,

Termination or Change in Control as of December 31, 2006

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)		Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary		0	0	317,500	(1)	952,500	317,500	(2)
Short-term Incentive		0	0	0		400,854
Long-Term Incentives		0	0	0		0	0
Performance Shares		0	0	0		0	0
Stock Options
Unvested and Accelerated		0	0	0		0	0
Restricted Stock Units		0	0	0		71,444	71,444
Benefits and Perquisites:
Deferred Compensation Plan		0	0	0		0	0
Health Care		0	0	0		16,092	0
Dental Care		0	0	0		1,304	0
Disability Benefits		0	0	0		1,998	120,000/year
Accrued Vacation Pay		36,635	36,635	36,635		109,905	36,635
Financial Planning		0	0	1,000		3,000	0
Qualified Pension	Monthly Lifetime benefit	10,8523	12,113	10,852		10,852	10,852
Non-Qualified Pension (SERP)	Monthly Lifetime benefit	1,668	1,861	1,668		1,668	1,668
Qualified 401(k) Plan	Lump Sum Benefit	1,175,940	1,175,940	1,175,940		1,175,940	1,175,940
Excess 401(k) in Deferred Comp	Lump Sum Benefit	8,279	8,279	8,279		8,279	8,279
Additional payment based on Pension Plan	Lump Sum Benefit	0	0	0		497,721	0
Additional payment based on 401(k) Plan	Lump Sum Benefit	0	0	0		79,864	0
Tax Gross-Ups		0	0	0		0	0

(1)             12 months base salary.

(2)             Disability only—12 months salary.

Potential Payments to Peter J. Thompson Upon Retirement,

Termination or Change in Control as of December 31, 2006

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)		Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary		0	0	285,883	(1)	857,649	300,000	(2)
Short-term Incentive		0	0	59,573		216,036	0
Long-Term Incentives		0	0	0		0	0
Performance Shares		0	0	0		0	0
Stock Options
Unvested and Accelerated		0	0	0		0	0
Restricted Stock Units		0	0	0		22,053	22,053
Benefits and Perquisites:
Deferred Compensation Plan		0	0	0		0	0
Health Care		0	0	0		32,112	0
Dental Care		0	0	0		2,608	0
Disability Benefits		0	0	0		1,998	120,000/year
Accrued Vacation Pay		0	0	23,076		69,228	23,076
Financial Planning		0	0	1,000		3,000	0
Qualified Pension	Lump Sum Benefit	121,907	121,907	121,907		121,907	121,907
Excess Pension in Deferred Comp	Lump Sum Benefit	22,610	22,610	22,610		22,610	22,610
Qualified 401(k) Plan	Lump Sum Benefit	252,761	252,761	252,761		252,761	252,761
Excess 401(k) in Deferred Comp	Lump Sum Benefit	3,670	3,670	3,670		3,670	3,670
Additional payment based on Pension Plan	Lump Sum Benefit	0	0	0		129,590	0
Additional payment based on 401(k) Plan	Lump Sum Benefit	0	0	0		69,467	0
Tax-Gross-Ups		0	0	0		0	0

(1)             12 months base salary.

(2)             Disability only.

Potential Payments to Otto R. Herbst Upon Retirement,

Termination or Change in Control as of December 31, 2006

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)		Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary		0	0	307,108	(1)	921,324	0
Short-term Incentive		0	0	22,200		142,800	0
Long-Term Incentives		0	0	0		0	0
Performance Shares		0	0	0		0	0
Stock Options
Unvested and Accelerated		0	0	0		0	0
Restricted Stock Units		0	0	0		299,028	46,131	(2)
Benefits and Perquisites:
Deferred Compensation Plan		0	0	0		5,108	1,277	(3)
Health Care		0	0	0		0	0
Dental Care		0	0	0		0	0
Disability Benefits		0	0	0		0	0
Accrued Vacation Pay		0	0	83,215		83,215	83,215
Financial Planning		0	0	0		0	0
Qualified Pension		0	0	0		0	0
Excess Pension in Deferred Comp		0	0	0		0	0
Qualified 401(k) Plan		0	0	0		0	0
Excess 401(k) in Deferred Comp		0	0	0		0	0
Additional payment based on Pension Plan		0	0	0		0	0
Additional payment based on 401(k) Plan		0	0	0		0	0
Tax Gross-Ups		0	0	0		0	0

(1)             12 months base salary.

(2)             Prorated for 1/3/2006 and 8/1/2006 grants of 5,000 shares each at a share price of $26.05.

(3)             Prorated for unvested company contributions to the Deferred Compensation Plan.

Potential Payments to Widjaja Jiemy Upon Retirement,

Termination or Change in Control as of December 31, 2006

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)		Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary		0	0	297,917	(1)	893,751	0
Short-term Incentive		0	0	33,502		95,999	0
Long-Term Incentives		0	0	0		0	0
Performance Shares		0	0	0		0	0
Stock Options
Unvested and Accelerated		0	0	0		0	0
Restricted Stock Units		0	0	0		13,911	0
Benefits and Perquisites:
Incremental Non-qualified Pension		0	0	0		5,237	0
Health Care		0	0	0		0	0
Dental Care		0	0	0		0	0
Disability Benefits		0	0	0		0	0
Accrued Vacation Pay		0	0	0		0	0
Financial Planning		0	0	0		0	0
Qualified Pension		0	0	0		0	0
Excess Pension in Deferred Comp		0	0	0		0	0
Qualified 401(k) Plan		0	0	0		0	0
Excess 401(k) in Deferred Comp		0	0	0		0	0
Additional payment based on Pension Plan		0	0	0		0	0
Additional payment based on 401(k) Plan		0	0	0		0	0
Tax Gross-Ups		0	0	0		0	0

(1)             12 months base salary.

Potential Payments to Frédéric P. Villoutreix Upon Retirement,

Termination or Change in Control as of December 31, 2006

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)		Change in Control ($)		Death or Disability ($)
Compensation:
Base Salary		0	0	347,491	(1)	1,042,473		347,491	(2)
Short-term Incentive		0	0	165,002	(3)	396,000		165,002
Long-Term Incentives		0	0	0		0		0
Performance Shares		0	0	0		0		0
Stock Options
Unvested and Accelerated		0	0	0		0		0
Restricted Stock Units		0	0	0		260,500	(5)	65,125	(4)
Benefits and Perquisites:
Deferred Compensation Plan		0	0	0		7,762		0
Health Care		0	0	0		37,944		0
Dental Care		0	0	0		2,608		0
Disability Benefits		0	0	0		1,998		120,000, year
Accrued Vacation Pay		0	0	26,730		80,190		26,730
Financial Planning		0	0	7,000		21,000		0
Qualified Pension		0	0	0		0		0
Excess Pension in Deferred Comp		0	0	0		0		0
Qualified 401(k) Plan	Lump Sum Benefit	23,179	37,112	23,179		37,112		37,112
Excess 401(k) in Deferred Comp	Lump Sum Benefit	7,762	7,762	7,762		7,762		7,762
Additional payment based on Pension Plan	Lump Sum Benefit	0	0	0		66,016		0
Additional payment based on 401(k) Plan	Lump Sum Benefit	0	0	0		54,029		0
Tax Gross-Ups		0	0	0		594,964		0

(1)             12 months base salary.

(2)             12 months base salary for disability only.

(3)             Includes a guaranteed minimum Annual Incentive Plan payment of $132,000 and a completion bonus of $33,002.

(4)             Prorated for disability or death at 25% of 1/1/2006 grant.

(5)             Based of share price close on 12/29/06 at $26.05.

Compensation of Directors

A director who is an officer or an employee of the Corporation or any of its subsidiaries or affiliates does not receive any fees for service as a member of the Board of Directors, but is reimbursed for expenses incurred as a result of such service. Each director who is not an officer or employee of the Corporation or any of its subsidiaries or affiliates (a “non-employee director”) receives an annual retainer of $37,000 paid quarterly in advance in Common Stock of the Corporation. For 2006, the number of shares received is determined by dividing the quarterly amount of the retainer by the average stock price on the day before the retainer is paid. Each director receives a cash fee of $5,000 for each board meeting attended. Each Chairman of a committee receives a per meeting fee of $2,500 and each committee member receives a fee of $1,750 for each committee meeting attended. The Lead-Non-Management director receives an annual fee of $10,000 paid quarterly in advance. Each director earned the following compensation in 2006 in addition to reimbursement of their actual and reasonable travel expenses:

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation ($)		Total ($)
Claire L. Arnold	37,000	37,000		54,864	0		128,864
K.C. Caldabaugh	50,583	37,000		10,407	0		97,990
Laurent G. Chambaz	30,000	37,000		0	0		67,000
Manuel J. Iraola	42,250	37,000		8,577	0		87,827
Richard D. Jackson	44,167	37,000		0	0		81,167
Leonard J. Kujawa	47,500	37,000		48,529	5,000	(3)	138,029
Robert F. McCullough	8,500	9,250	(4)	3,521	0		21,271
Larry B. Stillman	37,000	37,000		0	0		74,000

(1)          The directors received an annual retainer of $37,000 which is paid in stock or stock units in accordance with the Outside Directors Stock Plan. Valuations are not based on FAS 123R.

(2)          There is no pension plan for non-employee directors and this column only shows deferred compensation earnings which are based on hypothetical investments in some of the same mutual funds offered under the Corporation’s 401(k) Plan. The director bears the investment risk.

(3)          Fees earned as a director of China Tobacco Mauduit (Jiangmen) Paper Industry Company Ltd.

(4)          Mr. McCullough joined the board in October 2006.

From 2000 to 2004, directors could annually elect to defer all or part of their compensation received from the Corporation pursuant to the Corporation’s Deferred Compensation Plan for Non-Employee Directors (“Outside Director Deferral Plan”). Participation in this plan allowed a director to defer receipt of compensation and to thereby also defer certain state and federal income taxes until the deferred compensation is paid upon the director’s retirement from the Board of Directors or earlier death or disability. In connection with changes to regulations governing deferred compensation plans imposed by the American Jobs Creation Act of 2004, the Corporation adopted the Deferred Compensation Plan No. 2 for Non-Employee Directors. The Outside Director Deferral Plan was frozen as of December 31, 2004 to stop the accrual of additional unvested benefits, other than market-based investment earnings or losses on their individual account balances, as of that date. As of January 1, 2005 all directors who annually elect to defer all or part of their compensation received from the Corporation participate in the Deferred Compensation Plan No. 2 for Non-Employee Directors. The Outside Director Deferral Plan and the Deferred Compensation Plan No. 2 for Non-Employee Directors are non-qualified, deferred compensation plans that permit participants to defer the receipt of their annual retainer or fees. The individual deferred compensation plan accounts of those directors who choose to defer their annual retainer are credited with stock units, which include accumulated dividends. The stock units are convertible into the Corporation’s Common Stock at its fair market value or cash in connection with the director’s retirement or earlier death or disability  The stock units do not have any voting rights. Deferred Compensation Plan No. 2 for Non-Employee Directors is intended to operate in a manner substantially similar to the existing Outside Director Deferral Plan, subject to certain new requirements and changes mandated under Section 409A of the Internal Revenue Code of 1986, as amended. The Corporation provides no guaranty of repayment of the principal amount deferred or of any earnings on the participants’ account balances.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of March 2, 2007 regarding the number of shares of the Corporation’s Common Stock beneficially owned by all directors and nominees, the Corporation’s Chief Executive Officer and each of the Corporation’s Named Executive Officers and by all directors and executive officers as a group. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

Name of Individual or Identity of Group	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Claire L. Arnold	Common Stock	4,210	(2)	*
K.C. Caldabaugh	Common Stock	7,142	(3)	*
Laurent G. Chambaz	Common Stock	10,967	(4)	*
Wayne H. Deitrich	Common Stock	475,737	(5)	3.05%
Otto R. Herbst	Common Stock	33,379	(6)	*
Manuel J. Iraola	Common Stock	1,000	(7)	*
Richard D. Jackson	Common Stock	11,967	(4)	*
Widjaja Jiemy	Common Stock	5,016	(8)	*
Leonard J. Kujawa	Common Stock	5,010	(2)	*
Robert F. McCullough	Common Stock	1,000	(9)	*
Paul C. Roberts	Common Stock	91,427	(10)	*
Larry B. Stillman	Common Stock	13,019	(4)	*
Peter J. Thompson	Common Stock	76,805	(11)	*
Frédéric P.Villoutreix	Common Stock	15,000	(12)	*
All Directors, Named Executive Officers and executive officers as a group (17) persons	Common Stock	868,117	(13)	5.6%

       (1) Percent of Class is calculated as a percentage of the shares of Common Stock outstanding as of March 2, 2007, plus unexercised options vested as of March 2, 2007, for a total of 15,615,110 shares deemed outstanding. Individuals with an asterisk own less than 1% of the shares outstanding.

       (2) As of March 15, 2000, Mrs. Arnold and Mr. Kujawa elected to defer 100% of their quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors and, in 2005, pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. Their individual deferred compensation plan accounts have been credited with the equivalent of 8,417 stock units, which sum includes accumulated dividends.

       (3) From March 15, 2000 through December 31, 2004, Mr. Caldabaugh elected to defer 100% of the quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors. In addition to the stock he beneficially owns, his individual deferred compensation plan account has been credited with the equivalent of 5,416 stock units, which sum includes accumulated dividends.

       (4) Includes  355 shares of stock received by the director pursuant to the Outside Directors Stock Plan on January 2, 2007.

       (5) Includes  7,928 shares of restricted stock that include the power to vote such shares and 100 shares held by a Charitable Remainder Unitrust, of which Mr. Deitrich is the Trustee.

       (6) Includes 11,479 shares of restricted stock that include the power to vote such shares.

       (7) As of May 1, 2005, Mr. Iraola elected to defer 100% of the quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. His individual deferred compensation plan account has been credited with the equivalent of 2,738 stock units, which sum includes accumulated dividends.

       (8) Includes 2,016 shares of restricted stock that include the power to vote such shares.

       (9) As of October 1, 2006, Mr. McCullough elected to defer 100% of his quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. His individual deferred compensation plan account has been credited with the equivalent of 846 stock units, which sum includes accumulated dividends.

(10) Includes 2,650 shares of restricted stock that include the power to vote such shares.

(11) Includes 3,318 shares of restricted stock that include the power to vote such shares.

(12) 15,000 shares of restricted stock that include the power to vote such shares.

(13) Includes as to executive officers other than the Named Executive Officers 12,533 shares of restricted stock that include the power to vote such shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

The following table sets forth certain information as of December 31, 2006 regarding the number of shares of Common Stock of the Corporation beneficially owned by each person who is known to the Corporation to own, directly or indirectly, more than 5% of the outstanding shares of the Corporation’s Common Stock, as reflected in the Schedule 13G (and amendments, if any, thereto) as filed with the Securities and Exchange Commission in February 2007 and provided to the Corporation by such persons.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class		Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power
Gardner Russo & Gardner and Thomas A. Russo 223 East Chestnut St. Lancaster, PA 17602	Common Stock	1,787,554 1,711,954	11.6 11.1	% %	0 541,000	1,787,554 1,170,954	0 541,000	1,787,554 1,711,954
Pzena Investment Management, LLC 120 West 45th Street 20th floor New York, NY 10036	Common Stock	1,242,050	8.04%		1,167,850	0	1,242,050	0
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401(1)	Common Stock	1,100,773	7.12%		1,100,773	0	1,100,773	0
Donald Smith & Co., Inc. 152 West 57th Street New York, NY 10019	Common Stock	845,000	5.47%		674,400	0	845,200	0
Barclays Global Investors Japan Limited Ebisu Prime Square Tower 8th Floor 1-1-39 Hiroo Shibuya-Ku Tokyo 150-8402 Japan	Common Stock	837,455	5.42%		776,699	0	837,455	0

(1)             Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to 4 investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trust and accounts are the “Funds”. In its role as investment advisor or manager, Dimensional possess investment and/or voting power over the securities of the Issuer described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds.

BOARD AND COMMITTEE GOVERNANCE

Board of Directors and Standing Committees

Attendance by Directors at Board Meetings

The Board of Directors met 6 times in 2006. Each director attended every meeting of the Board of Directors.

Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders

The Corporation encourages members of the Board of Directors to attend each Annual Meeting of Stockholders and all of the sitting directors who were board members at the time attended the Annual Meeting of Stockholders held on April 27, 2006.

Lead Non-Management Director

On April 27, 2006, Richard D. Jackson was elected as the lead non-management director to preside at meetings of the non-management directors.

Standing Committees

The Audit Committee, the Compensation Committee and the Nominating & Governance Committee are the 3 Standing Committees of the Board of Directors. Each Standing Committee is composed entirely of independent directors.

Corporate Governance Documents

We have adopted a code of conduct, or the Code of Conduct, that applies to all of our directors, officers and U.S. employees, including our principal executive officer, principal financial officer, principal accounting officer and other persons performing similar functions. The Code of Conduct is posted on our website at http://www.schweitzer-mauduit.com. Any waivers of, or changes to, the Code of Conduct will be posted on our website. In addition, copies of the Corporation’s Corporate Governance Guidelines and the charters for each of the Standing Committees can also be found on the Corporation’s website at http://www.schweitzer-mauduit.com. Copies of these documents may also be obtained by directing a written request to the Investor Relations Department at the Corporation’s headquarters address noted on the first page of this Proxy Statement.

Director Independence

The Board of Directors unanimously adopted the following standard for director independence at its December 2002 meeting:

An independent director is a person who is free from any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Annually, the Board of Directors will assess the independence of each non-management director based on the existence or absence of a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The following persons shall not be considered independent:

a)               A director who is employed by the Company or any of its affiliates for the current year or any of the past five (5) years.

b)              A director who is, or in the past five (5) years has been, affiliated with or employed by a (present or former) auditor of the Company (or of an affiliate).

c)               A director who is, or in the past five (5) years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the director.

d)              A director who is, or in the past five (5) years has been, a Family Member of an individual who was employed by the Company or any of its affiliates as an executive officer. The term “Family Member” shall mean a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than household employees) who shares such person’s home.

e)               A director who, during the current fiscal year or any of the past five (5) fiscal years, personally provided services to the Company or its affiliates that had an annual value in excess of $60,000; or who was paid or accepted, or who has a non-employee Family Member who was paid or accepted, any payments from the Company or any of its affiliates in excess of $60,000 other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.

f)                 A director who is a partner in, or a controlling stockholder or an executive officer of, any organization (profit or non-profit) to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed one percent (1%) of the recipient’s annual consolidated gross revenues in the current year or any of the past five (5) fiscal years; unless, for provisions (e) and (f), the Board of Directors expressly determines in its business judgment that the relationship does not interfere with the director’s exercise of independent judgment.

Based on the foregoing standard and the standards for independence articulated by the New York Stock Exchange and the Securities and Exchange Commission, the Board affirmatively determined by resolution dated February 22, 2007 that the following directors, who collectively constitute 78% of the full Board and represent 100% of the membership of the Standing Committees, are independent:

Ms. Claire L. Arnold	Mr. K.C. Caldabaugh
Mr. Manuel J. Iraola	Mr. Richard D. Jackson
Mr. Leonard J. Kujawa	Mr. Robert F. McCullough
Mr. Larry B. Stillman

Wayne H. Deitrich is a member of management and is not considered independent. Laurent G. Chambaz is not considered independent under the Corporation’s independence standards due to sums paid within the last 5 years by a subsidiary of the Corporation to law firms in which Mr. Chambaz was a partner.

Financial Experts

The Board of Directors affirmatively determined by resolution dated February 22, 2007 that Richard D. Jackson and all 4 members of the Audit Committee, Leonard J. Kujawa, K.C. Caldabaugh, Manuel J. Iraola and Robert C. McCullough, qualify as financial experts as such term is defined in Regulation S-K, Item 401(h).

The following table lists the current members, principal functions and meetings held in 2006 for each of the Standing Committees, the non-management directors and the independent directors:

Members	Principal Functions	Meetings in 2006	Unanimous Written Consents in 2006
Audit Committee Leonard J. Kujawa (Chair) K.C. Caldabaugh Manuel J. Iraola Robert C. McCullough 10/23/06—Present No member serves on the audit committee of more than 3 public companies, including the Corporation’s Audit Committee.	• Recommend to the Board of Directors the appointment of outside auditors to audit the records and accounts of the Corporation • Retain and compensate outside auditors • Review scope of audits, provide oversight in connection with internal control, financial reporting and disclosure systems • Monitor state and federal securities laws and regulations	7	0

All members are financially literate and Messrs. Kujawa, Caldabaugh, Iraola and McCullough are financial experts in the judgment of the Board of Directors.

•       Perform other such duties as the Board of Directors may prescribe

•       Monitor the Corporation’s practices and procedures concerning compliance with applicable laws and regulations

•       The nature and scope of the Committee’s responsibilities are set forth in further detail under the caption “Audit Committee Report”

Compensation Committee Richard D. Jackson (Chair) Claire L. Arnold Larry B. Stillman	• Evaluate and approve officer compensation • Administer a number of the Corporation’s executive compensation plans • Review salaried employee compensation plans • Evaluate and make recommendations on director compensation • The nature and scope of the Committee’s responsibilities are set forth in further detail under the caption “Competitive Compensation Discussion & Analysis”	2	3
Nominating & Governance Committee K.C. Caldabaugh (Chair) Claire L. Arnold Larry B. Stillman	• Recommend candidates to fill any vacancies on the Board of Directors; evaluate stockholder nominees • Supervise Board of Directors, Board Committee and individual director evaluation processes • Evaluate, monitor and recommend changes in the Corporation’s governance policies • Supervise and monitor the succession planning process for the executive officers	2	0
Non-Management Directors Richard D. Jackson (Lead Non-Management Director)		6	0
Independent Directors		1	0

Audit Committee Report

The following report summarizes the Audit Committee’s actions during 2006. This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

In accordance with its written charter, the Audit Committee of the Board of Directors (“Audit Committee”) assists the Board of Directors by overseeing and monitoring:

(1)         the integrity of the Corporation’s financial statements,

(2)         the Corporation’s compliance with legal and regulatory requirements,

(3)         the outside auditor’s qualifications and independence and

(4)         the performance of the Corporation’s internal control function, its system of internal and disclosure controls and the outside auditor.

The members of the Audit Committee meet the applicable independence and experience requirements of the New York Stock Exchange and the standards for determining a director’s independence adopted by the Board of Directors.

During 2006, the Audit Committee met 7 times, including discussion of the interim financial information and earnings guidance contained in each quarterly earnings announcement with the Chief Financial Officer, Controller and outside auditor prior to public release.

The following table summarizes the aggregate fees relating to amounts billed to the Corporation by its outside auditor, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, (collectively, “Deloitte”) for the fiscal years ended December 31, 2006 and 2005:

	2006	2005
Audit Fees(1)	$1,077,000	$1,071,000
Audit-Related Fees(2)	—	1,000
Tax Fees(3)	14,000	16,000
All Other Fees(4)	—	—
Total Fees	$1,091,000	$1,088,000

(1)          Includes fees billed for professional services rendered in connection with the audit of the annual financial statements, audit of the Corporation’s internal control over financial reporting and management’s assessment thereof, review of financial statements included in the Form 10-Q filings and for services provided for statutory and regulatory filings or engagements.

(2)          Includes fees incurred for assurance and related services and consultation on regulatory matters or accounting standards.

(3)          Includes fees incurred for tax return preparation and compliance and tax advice and tax planning.

(4)          Includes other fees not included in the above categories.

The above services performed by the outside auditor were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. These procedures describe the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that the outside auditor may perform. The procedure requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by the outside auditor in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

Services provided by the outside auditor during the following year that are included in the Service List are pre-approved following policies and procedure of the Audit Committee.

Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the

Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the Securities and Exchange Commission, the Audit Committee is provided a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the outside auditor when time is of the essence. The policy does not contain a de minimis provision that would provide retroactive approval for permissible non-audit services under certain circumstances.

On a periodic basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the Service List and the forecast of remaining services and fees for the fiscal year.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the outside auditor a formal written statement describing all relationships between the outside auditor and the Corporation that might bear on the outside auditor’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” discussed with the outside auditor any relationships that may impact their objectivity and independence, including the services and amounts reflected in the above table, and satisfied itself as to the outside auditor’s independence.

The Committee reviewed with the outside auditor their audit plans, audit scope and identification of audit risks. The Audit Committee also discussed with management and the outside auditor the quality and adequacy of the Corporation’s internal control function and its system of internal and disclosure controls.

The Audit Committee discussed and reviewed with the outside auditor all communications required by Securities and Exchange Commission regulations and by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the outside auditor’s examination of the financial statements.

The Audit Committee discussed, reviewed and monitored the Corporation’s plans and activities related to Sarbanes-Oxley Section 404 compliance on a regular basis.

The Audit Committee reviewed and discussed the audited financial statements of the Corporation as of and for the fiscal year ended December 31, 2006, with management and the outside auditor. Management has the responsibility for the preparation of the Corporation’s financial statements and outside auditor has the responsibility for conducting an audit of those statements.

Based on the above-mentioned review and discussions with management and the outside auditor, the Committee recommended to the Board of Directors that the Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the outside auditor and the Board of Directors concurred in such recommendation.

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

Leonard J. Kujawa (Chairman)
K.C. Caldabaugh
Manuel J. Iraola
Robert F. McCullough

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

In 2006, the Corporation and certain of its subsidiaries retained the legal services of the law firm UGGC & Associés. Laurent G. Chambaz, a director of the Corporation, is a partner in UGGC & Associés. The cost of such services during 2006 was $136,827 representing less than 1% of the law firm’s gross revenues.

In 2006, the Corporation acquired various materials and manufacturing supplies used at its Lee Mills from the West Haven, Connecticut and the Dallas, Texas locations of xpedx totaling $37,901. Larry B. Stillman, a director of the Corporation, has been the Vice President, Northwest Group, xpedx since 1988. However, the Northwest Group of xpedx has no management or profit and loss responsibility for the locations of xpedx that provided materials and manufacturing supplies to the Corporation.

Management believes that the cost of services rendered by Mr. Chambaz during 2006 were reasonable compared with the cost of obtaining similar services from unaffiliated third parties. Materials and supplies were obtained from xpedx based on a competitive bidding process.

OTHER MATTERS

The management of the Corporation knows of no other matters to be presented at the 2007 Annual Meeting of Stockholders. Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

Outside Auditors

The Board of Directors of the Corporation has approved the Audit Committee’s retention of Deloitte & Touche LLP as the principal outside auditors for the Corporation for the current year. Deloitte & Touche LLP has been the outside auditor for the Corporation since its incorporation. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Stockholder Proposals

Under Securities and Exchange Commission rules, if a stockholder wishes to have a proposal considered for inclusion in the Corporation’s proxy statement and form of proxy for the 2008 Annual Meeting of Stockholders, a proposal must be received by the Secretary of the Corporation at the Corporation’s principal executive offices no sooner than December 27, 2007 and no later than January 26, 2008. The Corporation reserves the right to decline to include in the Corporation’s proxy statement any stockholder’s proposal that does not comply with the rules of the Securities and Exchange Commission for inclusion therein.

The By-Laws of the Corporation include requirements applicable to stockholder proposals other than those included in the proxy materials pursuant to the regulations of the Securities and Exchange Commission. Pursuant to the By-Laws, a stockholder proposing to nominate persons for election to the Board of Directors or to introduce other business at the Annual Meeting of Stockholders must give timely written notice to the Corporation’s Secretary. To be timely, a stockholder’s notice must be delivered and received at the Corporation’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting of stockholders for the preceding year; provided however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), such Stockholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting Date or (ii) the 10th day following the date such Other Annual Meeting Date is first publicly announced or disclosed.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and executive officers and persons who own more than 10% of a registered class of the Corporation’s equity securities to file reports with the Securities and Exchange Commission regarding beneficial ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all forms they file pursuant to Section 16(a). One greater than 10% beneficial owner, Mr. Thomas A. Russo, did not timely file 1 Form 4 report relating to 1 transaction in the Corporation’s Common Stock.

To the Corporation’s knowledge, based solely on a review of copies of such reports filed during the fiscal year ended December 31, 2006, all officers, directors and greater than 10% beneficial owners timely complied with Rule 16(a).

Form 10-K

The Corporation’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2006 (including the consolidated financial statements and schedules thereto, but excluding exhibits) has been included with the mailing of this Proxy Statement to stockholders of record and beneficial holders as of March 1, 2007. Additional copies of the Corporation’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2006 (excluding exhibits) will be provided without charge to each stockholder so requesting in writing. Each request must set forth a good faith representation that, as of March 1, 2007, the record date for the Annual Meeting, the person making the request beneficially owned shares of the Corporation’s Common Stock. The written request should be directed to:  Peter J. Thompson, Chief Financial Officer and Treasurer.

COMMUNICATING WITH THE BOARD

Stockholders and interested parties may communicate directly with the Board of Directors, including the Lead Non-Management Director and Chairman of the Audit Committee, by telephonic or written communication as set forth below. Each communication intended for the Board of Directors and received by the Secretary and General Counsel that is related to the operation of the Corporation will be forwarded to the designated person. The Secretary and General Counsel may screen communications solely for the purpose of eliminating communications that are commercial in nature and not related to the operation of the Corporation and to conduct appropriate security clearance. All communications relating to the operation of the Corporation shall be forwarded to the designated recipient in their entirety.

If by phone:

A voice mail message may be left identifying the individual to whom it is directed by calling (866) 528-2593. This is a toll free call and is monitored and accessible only to the General Counsel of the Corporation. Messages received on this line will be maintained in confidence to the extent practicable.

If by mail:

A sealed envelope marked “Confidential” and prominently marked on the outside of the envelope that it is directed to the attention of the Audit Committee Chairman, the Lead Non-Management Director, or to the directors as a whole, as appropriate, may be mailed to

Secretary and General Counsel Schweitzer-Mauduit International, Inc. 100 North Point Center East - Suite 600 Alpharetta, Georgia 30022

YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

INVITATION TO STOCKHOLDERS

NOTICE OF 2007 ANNUAL MEETING

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS OF

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

April 26, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class III Directors:		2. In their discretion, the proxies are authorized to vote as described in the Proxy Statement and upon such other
	NOMINEES:	business as may properly come before the meeting.
☐ FOR ALL NOMINEES	Wayne H. Deitrich
Larry B. Stillman
☐ WITHHOLD AUTHORITY		This Proxy when properly executed will be voted in the
FOR ALL NOMINEES		manner directed by the undersigned stockholder. If no
☐ FOR ALL EXCEPT (See instructions below)		direction is made, this Proxy will be voted “FOR” Item 1.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

Please mark here if you plan to attend the meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

☐

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

100 North Point Center East
Suite 600
Alpharetta, Georgia 30022-8246
COMMON STOCK PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For Annual Meeting of Stockholders, April 26, 2007

The undersigned hereby appoints JOHN W. RUMELY, JR., PETER J. THOMPSON and WAYNE L. GRUNEWALD, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Common Stock of Schweitzer-Mauduit International, Inc. (the “Corporation”) held of record by the undersigned on March 1, 2007, at the Annual Meeting of Stockholders of the Corporation, to be held at the Corporation’s headquarters, 100 North Point Center East, Alpharetta, GA 30022 at 11:00 a.m. local time, on Thursday, April 26, 2007, and any adjournment thereof.

(Continued and to be signed on the reverse side)

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